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AGZ HOLDING                                          EXHIBIT 10.15
Mr. Francois VARAGNE
                                                     22 rue Octave Feuillet

                                                     75016 PARIS

                                                     May 15, 2002

Subject: Contractual revocation indemnity

Sir,

Following the approval granted by the Board of Directors of AGZ Holding on May 14, 2002, we hereby undertake to pay you a contractual indemnity in the event of revocation of your functions in Antargaz under the conditions specified below.

In the event of revocation of your functions as Chairman of the Board of Directors of Antargaz, AGZ Holding will pay you a revocation indemnity under the following conditions:

      - The indemnity will be paid to you in the event of revocation of your functions as Chairman of the Board of Directors and General Director of Antargaz.

      - The revocation must not be based on severe or gross negligence in the performance of your functions as Chairman of the Board of Directors and General Director of Antargaz.

      - The payment of the revocation indemnity is subject to the signing of a settlement which, in consideration of such payment, would include a complete and final waiver on your part to contest in any manner whatsoever the execution and the termination of your mandate as Chairman of the Board of Directors and General Director of Antargaz and, if applicable, your mandate as Deputy General Director of AGZ Holding, within a term of 15 calendar days from the effective date of your revocation. If, in light of the procedure followed and the reasons invoked to support your revocation, you consider that it is not in your interest to sign a settlement under the above conditions, AGZ Holding will be released from the commitment assumed hereunder and you will not be able to claim any payment based on it.

      - The revocation indemnity will be in the amount of one (1) year of compensation paid by Antargaz in your capacity of Chairman of the Board of Directors of said company, based on twelve (12) full months of compensation prior to the effective date of your revocation.

      -     Sincerely,

                                              [signature]
                                              Herve COUFFIN
                                              Chairman of the Board of Directors